Exhibit 10.9

FIRST AMENDMENT TO THE

FIRST STATE BANCORPORATION 2003 EQUITY INCENTIVE PLAN

1. Recitals. Pursuant to its authority under Section 13.1 of the First State Bancorporation 2003 Equity Incentive Plan (the “Plan”), First State Bancorporation wishes to revise certain provisions of the Plan.

2. Amendment of Plan. The following amendment to the Plan is adopted, effective as provided in Paragraph 3 below:

A.	Section 5.2 is amended in its entirety to read as follows:

INDIVIDUAL LIMIT. Subject to the provisions of Section 5.4 relating to adjustments upon changes in the shares of Stock, no Participant shall be eligible to be granted Awards covering more than 20% of the shares of Stock then available under the Plan during any calendar year.

3. Effective Date. This First Amendment shall be effective as of the Effective Date of the Plan.

4. Terms and Conditions of Plan. Except for the amendment in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

[Next page is execution page.]

IN WITNESS WHEREOF, First State Bancorporation has caused this First Amendment to be executed by its duly authorized officer as of the date set forth below.

FIRST STATE BANCORPORATION

By:	/s/ Marshall Martin
Title:	Executive VP, Corporate Counsel,
Secretary
Date: April 16, 2004